                                  EXHIBIT FS-4

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                                  (Audited)
                                                 December 31,
ASSETS                                               2002                    Adjustments              Pro Formed
                                                 ------------               ------------              ----------

Utility Plant (at cost):
  Electric                                            $68,947                                            $68,947
  Gas                                                  44,796                                             44,796
  Common                                                7,258                                              7,258
  Construction Work in Progress                         2,631                     10,441 (E)              13,072
                                                    ---------                  ---------               ---------
     Utility Plant                                    123,632                     10,441                 134,073
     Less: Accumulated Depreciation                    32,842                                             32,842
                                                    ---------                  ---------               ---------
       Net Utility Plant                               90,790                     10,441                 101,231
                                                    ---------                  ---------               ---------

Other Property and Investments                             18                                                 18
                                                    ---------                  ---------               ---------


Current Assets:
  Cash                                                    971                                                971
  Accounts Receivable                                  10,023                                             10,023
  Due from Affiliates                                       1                                                  1
  Taxes Refundable                                        411                         43 (B)                 454
  Materials and Supplies (at average cost)              1,741                                              1,741
  Prepayments                                             747                                                747
  Accrued Revenue                                       2,312                                              2,312
                                                    ---------                  ---------               ---------
     Total Current Assets                              16,206                         43                  16,249


Noncurrent Assets
  Regulatory Assets                                   128,084                                            128,084
  Unamortized Debt Expense                                656                                                656
  Other                                                 4,036                                              4,036
                                                    ---------                  ---------               ---------
    Total Noncurrent Assets                           132,776                                            132,776


                                                    ---------                  ---------               ---------
    TOTAL                                            $239,790                    $10,484                $250,274
                                                    =========                  =========               =========


                           (The accompanying Notes are an integral part of these statements.)



                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                                  (Audited)
                                                 December 31,
CAPITALIZATION AND LIABILITIES                       2002                    Adjustments              Pro Formed
                                                 ------------               ------------              ----------

Capitalization:
  Common Stock Equity                                  35,057                        (71)(D)              34,986
  Preferred Stock, Redeemable                           2,164                                              2,164
  Long-term Debt, Less Current Portion                 48,000                                             48,000
                                                      -------                    -------                 -------
         Total Capitalization                          85,221                        (71)                 85,150


Current Liabilities:
  Long-term Debt, Current Portion                       3,000                                              3,000
  Capitalized Lease Obligations                            49                                                 49
  Short-Term Debt                                      24,559                     10,441 (F)              35,000
  Accounts Payable                                      4,893                                              4,893
  Due to Affiliate                                      1,146                                              1,146
  Dividends Declared and Payable                        1,107                                              1,107
  Refundable Customer Deposits                            269                                                269
  Interest Payable                                        729                        114 (C)                 843
  Other Current Liabilities                             4,138                                              4,138
                                                      -------                    -------                 -------
             Total Current Liabilities                 39,890                     10,555                  50,445

Deferred Income Taxes                                  27,828                                             27,828
                                                      -------                    -------                 -------

Noncurrent Liabilities:
Power Supply Contract Obligations                      81,117                                             81,117
Capitalized Lease Obligations                           1,653                                              1,653
Other Noncurrent Liabilities                            4,081                                              4,081
                                                      -------                    -------                 -------
        Total Noncurrent Liabilities                   86,851                                             86,851

         TOTAL                                       $239,790                    $10,484                $250,274
                                                     ========                    =======                ========

                 (The accompanying Notes are an integral part of these statements.)

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)

                                                   (Audited)
                                                  Year Ended
                                                 December 31,
                                                    2002                     Adjustments              Pro Formed
                                                 ------------               ------------              ----------

Operating Revenues:
  Electric                                            $53,313                                            $53,313
  Gas                                                  20,284                                             20,284
                                                      -------                    -------                 -------
    Total Operating Revenues                           73,597                                             73,597
                                                      -------                    -------                 -------

Operating Expenses:
  Fuel and Purchased Power                             32,119                                             32,119
  Gas Purchased for Resale                             11,143                                             11,143
  Operating Expenses, Other                            11,580                                             11,580
  Maintenance                                           1,663                                              1,663
  Depreciation and Amortization                         8,107                                              8,107
  Provisions for Taxes:
    Federal and State Income                            1,444                        (43)(B)               1,401
    Local Property and Other                            1,561                                              1,561
                                                      -------                    -------                 -------
      Total Operating Expenses                         67,617                        (43)                 67,574

Operating Income                                        5,980                         43                   6,023

Non-operating Expense                                      43                                                 43
                                                      -------                    -------                 -------
Income Before Interest Expense                          5,937                         43                   5,980

  Interest Expense, Net                                 2,638                        114 (C)               2,752
                                                      -------                    -------                 -------

Net Income                                              3,299                       ($71)(D)               3,228
Less Dividends on Preferred Stock                         146                                                146
                                                      -------                    -------                 -------

Earnings Applicable to Common Shareholder              $3,153                       ($71)                 $3,082
                                                      =======                    =======                 =======

                 (The accompanying Notes are an integral part of these statements.)

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                     Notes to Pro Forma Financial Statements


(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the recently authorized borrowing limit and the corresponding impact on expenses and Earnings.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the twelve months period.

(D) Lower Net Income and Common Equity (e. g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund additions to Utility Plant.

(F) Reflects the incremental increase in Short-Term debt to reach the borrowing limit.